Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF ALASKA PACIFIC BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned in his capacity as an officer of Alaska Pacific Bancshares, Inc. hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the Company’s Annual Report on Form 10-K, that:

•	The report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

•	The information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations.

March 30, 2010	/s/Craig E. Dahl
Date	Craig E. Dahl
President and Chief Executive Officer